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                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                       ENHANCED DEATH BENEFIT "EDB" RIDER

OVERVIEW:

The EDB Rider ("Rider") is an optional rider the Owner has selected. It provides an enhanced Death Benefit, which provides a ratchet.

APPLICABILITY:

The Rider is made a part of the certificate to which it is attached and is effective on the issue date.

BENEFIT:

The "Death Benefit" provision of the certificate is replaced by the following:

If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date, the Death Benefit will be the greatest of:

    (a)  the Accumulated Value on the Effective Valuation Date;

    (b) gross Payments made until the date of death, proportionately reduced for subsequent withdrawals and

    (c) the highest Accumulated Value on any certificate anniversary prior to the date of death, as determined after being increased for subsequent Payments and proportionately reduced for subsequent withdrawals.

PROPORTIONATE REDUCTION:

Sections (b) and (c) refer to a proportionate reduction. This proportionate reduction is calculated by multiplying the (b) or (c) value, whichever is applicable, determined immediately prior to the withdrawal by the following:

                            Amount of the withdrawal
                            ------------------------
        Accumulated Value determined immediately prior to the withdrawal.

CHARGE FOR BENEFIT:

While this Rider is in effect, the Company will assess the EDB Charge (see Specifications page).

Form 3292.NY-01GRC                                                       nyacs7

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TERMINATION:

This Rider will terminate on the earliest of the following:

    (a)  the Annuity Date;

    (b) when a Death Benefit is payable and the certificate is not continued under a spousal takeover; or

    (c)  surrender of the certificate.



                       Signed for the Company at Worcester, MA







           President                                        Secretary

Form 3292.NY-01GRC                                                       nyacs7